LEXINGTON MONEY MARKET TRUST


                          YIELD CALCULATION


           Current       =         N
            Yield             -----------  x  365
                                   7


                                            (365)
          Effective      =         N
            Yield             -----------           -1
                                   7

         Where N = Net Change, exclusive of capital changes, in the value of the account during the last 7 days.

                      REINV.                TOTAL
  DATE    INVESTMENT   DIV.     SHARES     SHARES      NAV        VALUE
-------------------------------------------------------------------------
12/24/97   $1,000.00     -      1000.000   1000.000     1.00    1,000.00
12/26/97                0.263      0.263   1000.263     1.00    1,000.26
12/29/97                0.394      0.394   1000.657     1.00    1,000.66
12/30/97                0.131      0.131   1000.788     1.00    1,000.79
12/31/97                0.131      0.131   1000.919     1.00    1,000.92

                                   0.919
          Net Change     =    -----------               =       0.000919
                                   1,000


           Current              0.000919
            Yield        =    -----------  x  365       =           4.79%
                                   7


                                         (365)
          Effective             0.000919
            Yield      = 1 +  -----------             - 1 =         4.91%
                                   7